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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of SJNB Financial Corp. on Form S-4 of our report dated January 22, 1999, appearing in the Annual Report on Form 10-K of Saratoga Bancorp for the year ended December 31, 1998.

We also consent to the references to us under the headings "Selected Historical and Proforma Financial Data" and "Experts" in the prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
San Jose, California
October 12, 1999